EXHIBIT 4

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the entities and individuals below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of MGM Resorts International (the "Company") in connection with the 2015 annual meeting of the stockholders (the "Proxy Solicitation").

The Participants include (i) Land & Buildings Capital Growth Fund, L.P. ("L&B Fund"); (ii) Land & Buildings Investment Management, LLC ("L&B IM"); (iii) Jonathan Litt ("Mr. Litt, and together with L&B Fund and L&B IM, "Land & Buildings"); and (iv) each of the following individuals whom, in addition to Mr. Litt, Land & Buildings proposes to nominate as a director pursuant to the Proxy Solicitation: Matthew J. Hart, Richard Kincaid and Marc A. Weisman (together with Mr. Litt, the "Nominees").

Land & Buildings' principal business is investment management. The principal business of the L&B Fund is to serve as a private investment fund. Mr. Litt's principal business is to serve as the portfolio manager of L&B IM. Mr. Hart's principal business until his retirement in 2007 was to serve as the President and Chief Operating Officer of Hilton Hotels Corporation, and he currently serves as a director or trustee of several public and private companies. Mr. Kincaid is a private investor in various early stage companies as well as the President and Founder of the Because Foundation, a nonprofit corporation. Mr. Weisman is the Chief Operating Officer of J.D. Carlisle LLC, a New-York based real estate development company.

The principal business address of (i) L&B Fund and Mr. Litt is c/o Land & Buildings Investment Management, LLC, 1 Landmark Square, 7th Floor, Stamford, CT 06901 and (ii) L&B IM is 1 Landmark Square, 7th Floor, Stamford, CT 06901. The principal business address of Mr. Hart is 11111 Santa Monica Blvd., Suite 1150, Los Angeles, CA 90025. The principal business address of Mr. Kincaid is 730 W. Randolph St., 3rd Floor, Chicago, IL, 60661. The principal business address of Mr. Weisman is 352 Park Avenue South, 15th Floor, New York, NY 10010.

As of the close of business on March 16, 2015, the Participants may have been deemed to beneficially own an aggregate of 3,725,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), constituting approximately 0.8% of the Company's outstanding Common Stock. The aggregate number and percentage of Common Stock reported herein are based upon the 491,313,258 shares of Common Stock outstanding as of February 24, 2015, as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (the "SEC") on March 2, 2015. Of the 3,725,000 shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the Participants: (a) 100 shares of Common Stock are held by L&B Fund in record name; (b) 3,497,400 shares of Common Stock (including the 100 shares of Common Stock held by L&B Fund in record name, 1,134,300 shares of Common Stock held by a wholly owned limited liability company ("L&B LLC") and call options to purchase 1,772,500 shares of Common Stock) may be deemed to be beneficially owned by L&B Fund; (c) 3,717,000 shares of Common Stock (including the 100 shares of Common Stock held by L&B Fund in record name and call options to purchase 1,900,000 shares of Common Stock) may be deemed to be beneficially owned by L&B IM by virtue of investment management agreements with L&B Fund, L&B LLC and a separate managed account; (d) 3,717,000 shares of Common Stock (including the 100 shares of Common Stock held by L&B Fund in record name and call options to purchase 1,900,000 shares of Common Stock) may be deemed to be beneficially owned by Mr. Litt, a United States citizen, by virtue of his direct and indirect control of each of L&B Fund, L&B LLC and L&B IM; (e) 5,000 shares of Common Stock may be deemed to be beneficially owned by Mr. Hart; and (f) 3,000 shares of Common Stock may be deemed to be beneficially owned by Mr. Weisman.

L&B Fund directly owns (i) call options on an aggregate of 146,900 shares of Common Stock with a strike price of $20.00 and an expiration date of June 19, 2015; (ii) call options on an aggregate of 223,600 shares of Common Stock with a strike price of $21.00 and an expiration date of June 19, 2015; (iii) call options on an aggregate of 102,200 shares of Common Stock with a strike price of $20.00 and an expiration date of September 18, 2015; and (iv) call options on an aggregate of 134,100 shares of Common Stock with a strike price of $21.00 and an expiration date of September 18, 2015. L&B LLC directly owns (i) call options on an aggregate of 282,200 shares of Common Stock with a strike price of $20.00 and an expiration date of June 19, 2015; (ii) call options on an aggregate of 429,400 shares of Common Stock with a strike price of $21.00 and an expiration date of June 19, 2015; (iii) call options on an aggregate of 196,300 shares of Common Stock with a strike price of $20.00 and an expiration date of September 18, 2015; and (iv) call options on an aggregate of 257,800 shares of Common Stock with a strike price of $21.00 and an expiration date of September 18, 2015. The separately managed account directly owns (i) call options on an aggregate of 30,900 shares of Common Stock with a strike price of $20.00 and an expiration date of June 19, 2015; (ii) call options on an aggregate of 47,000 shares of Common Stock with a strike price of $21.00 and an expiration date of June 19, 2015; (iii) call options on an aggregate of 21,500 shares of Common Stock with a strike price of $20.00 and an expiration date of September 18, 2015; and (iv) call options on an aggregate of 28,100 shares of Common Stock with a strike price of $21.00 and an expiration date of September 18, 2015.

As a result of the Proxy Solicitation, Land & Buildings, Mr. Hart and Mr. Weisman may be deemed to be a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Collectively, Land & Buildings, Mr. Hart and Mr. Weisman may be deemed to beneficially own 3,725,000 shares of Common Stock, representing approximately 0.8% of the outstanding shares of Common Stock. Land & Buildings expressly disclaims beneficial ownership of the shares of Common Stock and call options held by each of Mr. Hart and Mr. Weisman, and Mr. Hart and Mr. Weisman each expressly disclaim beneficial ownership of the shares of Common Stock and call options held by Land & Buildings.